CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

We consent to the use in this Registration Statement on Form N-1A of our report dated February
13, 2017 with respect to the financial statements and financial highlights of Small Cap Value
Fund, Inc. which is included in such Post-Effective Registration
 Statement Amendment No. 16
and No.2, and to the use of our name and the statement with respect to us, as appearing in Part B to the Registration Statement under the heading "Other Service
Providers" in the Statement of
Additional Information.

/s/ PMB Helin Donovan, LLP


Dallas, Texas
February 13, 2017